UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

HAYNES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 456-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2008 Management Incentive Plan

On December 4, 2007, the Board of Directors of Haynes International, Inc. (the “Company”), upon the Compensation Committee's recommendation, approved the 2008 Management Incentive Plan (the “Plan”). Under the Plan, certain employees of the Company are eligible for cash awards based on Company performance, including, but not limited to, Francis J. Petro, the President and Chief Executive Officer, and the other named executive officers as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, which are Marcel Martin, Vice President Finance and Chief Financial Officer; August A. Cijan, Vice President - Operations; James A. Laird, Vice President International Sales and Marketing; and Gregory M. Spalding, Vice President - Haynes Wire and Chief Operating Officer (Messrs. Petro, Martin, Cijan, Laird and Spalding are herein referred to collectively as the “named executive officers”).

If the Company meets certain specific financial targets and liquidity goals established by the Compensation Committee for fiscal 2008 (the “Financial Targets”), then each named executive officer is eligible for a cash payment under the Plan based on fiscal 2008 base salary.

•
If the Company’s performance is equal to 89% of the Financial Targets, then the cash payments under the Plan would be 40% of fiscal 2008 base salary for Mr. Petro, 25% of fiscal 2008 base salary for Messrs. Martin, Cijan and Laird, and 12.5% of fiscal 2008 base salary for Mr. Spalding.

•
If the Company meets the Financial Targets, then the cash payments under the Plan would be 80% of fiscal 2008 base salary for Mr. Petro, 45% of fiscal 2008 base salary for Messrs. Martin, Cijan and Laird, and 25% of fiscal 2008 base salary for Mr. Spalding.

•
If the Company’s performance is equal to 111% of the Financial Targets, then the cash payments under the Plan would be 120% of fiscal 2008 base salary for Mr. Petro, 67.5% of fiscal 2008 base salary for Messrs. Martin, Cijan, and Laird, and 37.5% of fiscal 2008 base salary for Mr. Spalding.

The actual percentage payment of fiscal 2008 base salary will be calculated on a straight-line method between the minimum, targeted, and maximum thresholds described above.

A discretionary bonus pool is also available for grants by the Board of Directors, provided in no case will the total cash bonuses pursuant to the Plan exceed $2.5 million.

The Board of Directors has full discretion to eliminate, delay or change any awards or payouts and may choose to pay awards at any level of performance. All payments under the Plan must be approved by the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYNES INTERNATIONAL, INC.

Date: December 6, 2007	By: /s/ Marcel Martin
Marcel Martin
Vice President, Finance and Chief Financial Officer